Exhibit 23.4

Simat, Helliesen & Eichner, Inc. 90 Park Avenue New York, New York 10016 t +1-212-656-9231 (Direct) f +1-212-471-5931 (Direct) e-mail: cgmedland@sh-e.com

November 2, 2006

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

c/o Morgan Stanley & Co. Incorporated

     1585 Broadway

     New York, NY 10036

AerCap Holdings N.V.

Evert van de Beekstraat 312

1118 CX Schiphol Airport

The Netherlands

Re: Report on commercial aircraft industry

Ladies and Gentlemen:

This letter confirms that Simat, Helliesen & Eichner, Inc. (“SH&E”) hereby consents to being named as a source of the information and data relating to the commercial aircraft industry to be included in each of the FormF-1 registration statement, as amended from time to time (the “Registration Statement”), and the preliminary prospectus (the “Preliminary Prospectus”) and the final prospectus (the “Final Prospectus”) to be used in connection with the offer and sale of the Ordinary Shares to be issued by AerCap Holdings N.V. (“AerCap”) pursuant to a registration with the Securities and Exchange Commission and a listing on the New York Stock Exchange, and to its reference as an expert in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, the Preliminary Offering Memorandum and the Final Offering Memorandum.

Expert Consent and Independence Letter

This letter further confirms that neither SH&E nor any of its directors or officers (i) is an affiliate of AerCap, the underwriters of the Ordinary Shares identified in the Registration Statement (the “Underwriters”) or any of their respective affiliates, (ii) has any substantial interest, direct or indirect, in AerCap, the Underwriters or any of their respective affiliates or (iii) is connected with AerCap, the Underwriters or any of their respective affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Expert Consent and Independence Letter

Sincerely,
Simat, Helliesen & Eichner, Inc.

By:	/s/ Clive G. Medland
	Name:	Clive G. Medland
	Title:	Senior Vice President

Expert Consent and Independence Letter